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                                                                   EXHIBIT 23.3

                                     [ART]

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in this Registration Statement of our report, dated February 23, 1996, relating to the consolidated financial statements of Any Kind Check Cashing Centers, Inc. and consolidated partnership, and to the reference to our Firm under the caption "Experts" in the Prospectus.

                                          /s/ McGladrey & Pullen LLP

                                          McGLADREY & PULLEN, LLP

Anaheim, California
March 4, 1997


[ART]                                                                     [ART]